UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 21, 2008
WESCO International, Inc.
(Exact name of registrant as specified in its charter)
Commission file number 001-14989

Delaware	25-1723345
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

225 West Station Square Drive Suite 700 Pittsburgh, Pennsylvania 15219	(412) 454-2200
(Address of principal executive offices)	(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 21, 2008, the Board of Directors of WESCO International, Inc. (the “Company”) appointed Messrs. John J. Engel and Stephen A. Van Oss as two new Directors effective November 3, 2008 and increased the size of the Board of Directors from ten Directors to twelve Directors. The Company’s Board of Directors has not determined which committees, if any, of the Board of Directors to which Messrs. Engel and Van Oss will be appointed. Pursuant to the Company’s policies regarding compensation for Directors who also are employees of the Company, neither Mr. Engel nor Mr. Van Oss will receive compensation for his services as a Director.
     A press release announcing the appointment of Messrs. Engel and Van Oss to the Company’s Board of Directors is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
Item 9.01.	Financial Statements and Exhibits
     (d) Exhibits
          99.1      Press Release dated October 27, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCO INTERNATIONAL, INC.

By:	/s/ Stephen A. Van Oss

Stephen A. Van Oss Senior Vice President and Chief Financial and Administrative Officer
Dated: October 27, 2008